EXHIBIT 10.19

                          Deferred Compensation Plan of
                             R. E. Harrington, Inc.


This Agreement, made as of January 1, 1988 by and between R. E. Harrington, Inc., a Corporation organized and existing under the laws of the State of Delaware, hereinafter referred to as "Corporation", and Robert R. Parker, a key Employee and Executive of the Corporation, hereinafter referred to as "Executive".

WITNESSETH THAT:

In consideration of the agreements hereinafter contained the parties agree as follows:

1. The Corporation agrees to employ the Executive and the Executive agrees to serve the Corporation in such capacity as the Board of Directors of the Corporation (the "Board), may designate from time to time, beginning January 1, 1988 and continuing until terminated by either party on at least 90 days prior written notice to the other.

2. During the term of employment, the Executive will devote all time, attention, skill and efforts to the performance of duties on behalf of the corporation.

3. The Corporation shall pay the Executive on the effective date of this Agreement and continuing during the term of employment a salary payable bi-weekly. The amount of compensation will be determined from time to time by the Board. Further, deferred compensation will be provided pursuant to paragraph 4 below.

         (a) The Corporation shall accrue the following additional amounts of compensation, but shall not pay such amounts to the Executive when accrued, but rather in accordance with the terms of paragraph 5 of this Agreement. Periodically the Corporation shall transfer the amounts accrued to an irrevocable individual trust specifically established for the benefit of the Executive and designated survivor.

                  (1) $1083.20 per month effective January 1, 1988
                  (2) $ 993.86 per month effective January 1, 1989.
                  (3) $ 867.34 per month effective January 1, 1990.

         (b) The trustee for the above mentioned trust will be a bank selected by the Corporation.

         (c) All trust assets will be held separate and apart from other Corporation funds, to be used exclusively for the purposes set forth in the trust agreement.

         (d) The trust assets are available only to pay benefits to the Executive or designated survivor. Reversion will only be permitted upon the insolvency of the

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                  Corporation. The Corporation has an express duty to notify the trustee of such insolvency. When the trustee receives the notice of insolvency the trustee must suspend payments and hold payments for general creditors or follow an appropriate court order. The Executive or designated survivor will qualify as a general creditor to the trust assets should the Corporation become insolvent.

5. The benefits to be paid as deferred compensation are to be paid as follows:

         (a) If the Executive's employment hereunder is terminated on or after the Executive has reached the age of 50, the Corporation as of such date of termination, shall pay the Executive an amount equal to the fair market value of the assets in the trust created for this Agreement. Such amount shall be paid in 120 monthly installments, or in an amount of lesser monthly installments, or in a lump sum at any time as requested by the Executive. Not withstanding the foregoing, the total amount payable to the Executive shall be appropriately increased or decreased to reflect the appreciation or depreciation in value and the net income or loss of funds which remain invested in the trust. If the Executive should die on or after the installment payments are made, the unpaid balance will continue to be paid to the Executive's designated beneficiary in the same manner as set forth above.

         (b) Should the Executive's employment hereunder be terminated for any reason other than death or disability, but before the Executive is 50 years of age, the amount in the trust will continue to be invested as the Board in its discretion may determine. No payments shall be made until the Executive is 50 years of age at which time payments will be made as described in paragraph 5(a).

         (c) Should the Executive's employment be terminated because of disability of death before the Executive has reached the age of 50 and while in the employ of the Corporation, the Corporation shall make monthly payments to the Executive or to be designated beneficiary in the same manner and to the same extent as provided in paragraph 5(a).

         (d) Should both the Executive and the designated beneficiary die before all monthly payments are made by the Corporation, the remaining value of the trust shall be determined as of the date of death of the designated beneficiary and shall be paid as promptly as possible in one lump sum to the estate of the designated beneficiary.

         (e) The designated beneficiary referred to in this Agreement may be established by the Executive upon completion of a form provided by the Corporation and delivered to the Corporation before the Executive's death. Prior to the death and without the consent of any prior beneficiary, the Executive may change the person to be the designated beneficiary as the Executive so chooses. Should no beneficiary be designated or should the designated beneficiary predecease the

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                  Executive, the installment payments payable under paragraph
                  5(a) shall be payable to the Executive's estate.

         (f) The Executive shall be deemed to have become disabled for purposes of this Agreement if the Board determines on the basis of medical evidence that the Executive is permanently mentally or physically disabled and cannot for the remainder of life, engage in further employment for the Corporation.

         (g) The installment payments to be made to the Executive under paragraphs 5(a) and 5(c) shall commence on the first day of January following the date of termination of employment. Installment payments to be made to the Executive under paragraph 5(b) shall commence as of the first day of the month following the date on which the Executive reaches age 50. The installment payments to be paid to a designated beneficiary shall commence on a date selected by the Corporation, but within six months from the date of death of the Executive.

         (h) Notwithstanding anything herein contained to the contrary, the Board shall have the right in its sole discretion to vary the manner and time of making the installment distributions provided in this paragraph and may make such distributions in lump sums or over a shorter or longer period of time as it may find appropriate.

6. The right of the Executive or any other person to the payment of deferred compensation or other benefits under this Agreement shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent distribution.

7. Nothing contained herein shall be construed as conferring upon the Executive the right to continue in the employ of the Corporation as an executive or in any other capacity.

8. The Board shall have full power and authority to interpret, construe and administer this Agreement and the Board's interpretations and construction thereof, and action thereunder, including any valuation of the trust fund shall be binding and conclusive on all persons for all purposes. No member of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to willful misconduct or lack of good faith.

9. No alteration or modification of the terms and conditions of this Agreement shall be valid or of any force or effect unless in each instance it is contained in a written instrument expressing such alternation or modification which is signed by both the corporation and the Executive.

10. This Agreement shall be binding upon and insure the benefit of the Corporation, its successors an assigns as well as to the heirs, executors, administrators and legal representatives of the Executive.

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11.      This Agreement shall be construed in accordance with and governed by the laws of the State of Ohio.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its Chairman of the Board of Directors and the Executive has signed this Agreement as of the day and year first written above.

R. E. HARRINGTON, INC.


By:         /S/ HAROLD RAPAPORT                   /S/ ROBERT R. PARKER
---------------------------------------      -----------------------------------

Title:    CHRIMAN, KBD. OF DIRECTORS              PRESIDENT
---------------------------------------      -----------------------------------

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                    AMENDMENT TO DEFERRED COMPENSATION PLANS
                                       OF
                             R. E. HARRINGTON, INC.
                                      WITH
              ROBERT R. PARKER, ROBERT J. COVERT AND WARREN G. BLUE


The Deferred Compensation Plans of Robert R. Parker, Robert J. Covert and Warren
G. Blue dated January 1, 1988 are hereby amended by substituting the following for Paragraph 4(b):

         "The Trustees for the above mentioned Trust will be selected by the Corporation and the Plan Administrator shall be the Corporation's Director of Human Resources."




Dated this 8th day of November, 1994.



R. E. HARRINGTON, INC.                               /s/ ROBERT R. PARKER
                                                     ---------------------------
                                                     Robert R. Parker


                                                     /s/ ROBERT J. COVERT
----------------------                               ---------------------------
Board of Directors                                   Robert J. Covert


                                                     /s/ WARREN G. BLUE
                                                     ---------------------------
                                                     Warren G. Blue